DELAWARE

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “CENTURY COMMUNITIES, INC.”, FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JULY, A.D. 2023, AT 1:49 O`CLOCK P.M.

5325891 8100	Authentication: 203854071
SR# 20233110560	Date: 07-31-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

RESTATED CERTIFICATE OF INCORPORATION
OF
CENTURY COMMUNITIES, INC.

Pursuant to Section 245 of the

General Corporation Law of

the State of Delaware

Century Communities, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST:  That the name of this corporation is Century Communities, Inc. (the “corporation”), and that the corporation was originally incorporated pursuant to the General Corporation Law on April 30, 2013, under the name Century Communities, Inc.

SECOND:  That the corporation’s Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the corporation’s Certificate of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions in the corporation’s Certificate of Incorporation as theretofore amended or supplemented and the provisions of the corporation’s Restated Certificate of Incorporation.

THIRD:  That the Board of Directors duly adopted resolutions approving the restatement and integration of the corporation’s Certificate of Incorporation pursuant to Section 245 of the General Corporation Law, declaring said restatement and integration to be advisable and in the best interests of the corporation and its stockholders, which resolution setting forth the proposed restatement and integration is as follows:

RESOLVED, that the Certificate of Incorporation, as amended, of the corporation be restated in its entirety to read as follows:

FIRST.    The name of the corporation is Century Communities, Inc.

SECOND.    The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19901.   The name of its registered agent at such address is The Corporation Trust Company.

THIRD.    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH.  Capital Stock.    The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 150,000,000 shares, divided into: (i) 100,000,000 shares, par value $0.01 per share, of common stock (the “Common Stock”); and (ii) 50,000,000 shares, par value $0.01 per share, of preferred stock (the “Preferred Stock’’).

(a) Common Stock
(1)

Dividends.    Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors of the corporation in its discretion shall determine.

(2)

Voting Rights.    Except as may otherwise be provided in the certificate of incorporation of the corporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock) or by applicable law, each holder of Common Stock, as such, shall be entitled to one (l) vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

(3)

Liquidation Rights.   Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, in the event of any liquidation, dissolution or winding up of the corporation, the holders of the Common Stock shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them.  A merger or consolidation of the corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the corporation (which shall not in fact result in the liquidation of the corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the corporation within the meaning of this Paragraph (a)(3).

(b) Preferred Stock.   The Board of Directors of the corporation is hereby expressly authorized, by resolution or resolutions thereof, to provide out of’ the unissued shares of Preferred Stock for one or more series of Preferred Stock, and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, of the shares of such series and the preferences and relative, participating, optional, special or other rights, if any, and any qualifications, limitations or restrictions of the shares of such series.    The designations, powers, preferences and relative, participating, optional, special and other rights of each series of Preferred Stock, if any, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding.    The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of all of the then outstanding shares of capital stock of the corporation entitled to vote irrespective of Section 242(b)(2) of the General Corporation Law of the State of Delaware, without the separate vote of the holders of the Preferred Stock as a class.

FIFTH:  Reserved.

SIXTH.   Board of Directors.

(a) Management. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation.

(b) Removal of Directors.   Except for such additional directors, if any, as are elected by the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of Article FOURTH hereof and except with respect to the removal of directors at a Special Election Meeting (as defined in the bylaws of the corporation (hereinafter, a “Special Election Meeting”)), any director or the entire Board of Directors of the corporation may be removed solely by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

(c) Vacancies and Newly-Created Directorships.    Subject to the rights, if any of the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of Article FOURTH hereof and the right of stockholders to elect directors to fill vacancies on the Board of Directors of the corporation in connection with a Special Election Meeting, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors of the corporation resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely and exclusively by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors of the corporation.  Any director so chosen shall hold office until the next election of directors and until his or her successor shall be elected and qualified.  No decrease in the number of directors shall shorten the term of any incumbent director.

(d) Automatic Increase/Decrease in Authorized Directors.    During any period when the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of Article FOURTH hereof have the right to elect one or more additional directors, then upon commencement of, and for the duration of, the period during which such right continues: (i) the then otherwise total authorized number of directors of the corporation shall automatically be increased by such specified number of directors, and the holders of such outstanding series of Preferred Stock shall be entitled to elect the additional director or directors so provided or fixed pursuant to said provisions of Article FOURTH hereof, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected or qualified, or until such director’s right to hold such office terminates pursuant to said provisions of Article FOURTH hereof, whichever occurs earlier, subject to such director’s earlier death, resignation, retirement, disqualification or removal.  Except as otherwise provided by the Board of Directors of the corporation in the resolution or resolutions establishing such series of Preferred Stock pursuant to the provisions of Article FOURTH hereof, whenever the holders of any outstanding series of Preferred Stock having the right to elect one or more additional directors are divested of such right pursuant to the provisions of such stock, the term of office of each such additional director elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, retirement, disqualification or removal of each such additional director, shall forthwith terminate and the total authorized number of directors of the corporation shall automatically be decreased by such specified number of directors.

(e) No Written Ballot. Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

(f) Amendment of Bylaws.  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter, amend and repeal the bylaws of the corporation, subject to the power of the stockholders of the corporation to alter, amend or repeal any bylaw whether adopted by them or otherwise.  Any bylaw that is to be made, altered, amended or repealed by the stockholders of the corporation shall receive the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

(g) Meetings of Stockholders.    Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of Article FOURTH hereof, special meetings of stockholders for any purpose or purposes may be called at any time by (i) the Board of Directors of the corporation, (ii) the Chairperson of the Board of Directors, (iii) the Chief Executive Officer of the corporation, or (iv) the President of the corporation, but such special meetings of stockholders may not be called by any other person or persons.

SEVENTH.    Except as may otherwise be provided for or fixed pursuant to the provisions of Article FOURTH of this certificate of incorporation relating to the rights of the holders of any outstanding series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

EIGHTH.  Indemnification and Advancement of Expenses.

(a) Right to Indemnification.  The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a  director or officer of the corporation, is or was serving at the request of the corporation as a  director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.  Notwithstanding the preceding sentence, except as otherwise provided in Paragraph (c) of this Article EIGHTH, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the corporation.

(b) Prepayment of Expenses.    The corporation shall, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article EIGHTH or otherwise.

(c) Claims.    If a claim for indemnification (following the final disposition of a  proceeding) under this Article EIGHTH is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part,  shall be entitled to be paid the expense of prosecuting such claim.  In any such action, the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(d) Nonexclusivity of Rights.    The rights conferred on any Covered Person by this  Article EIGHTH shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this certificate of incorporation, the bylaws of the corporation, agreement, vote of stockholders or disinterested directors or otherwise.

(e) Other Sources.  The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person collects as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity.

(f)Amendment or Repeal.  Any repeal, amendment or modification of the foregoing provisions of this Article EIGHTH shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal, amendment or modification.

(g)Other Indemnification and Prepayment of Expenses.   This Article EIGHTH shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

NINTH.  Notwithstanding anything contained in this certificate of incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any new or additional provision inconsistent with Paragraphs (b) and (f) of Article SIXTH hereof, Article SEVENTH hereof, Article EIGHTH hereof, this Article NINTH and Article TENTH hereof.

TENTH.    A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law  of the State of Delaware as the same exists or may hereafter be amended.    Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ELEVENTH.    The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this certificate of incorporation, and  other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this certificate of incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article ELEVENTH.

TWELFTH:  The corporation expressly elects to be governed by Section 203 of the General Corporation Law of the State of Delaware.

THIRTEENTH.  An officer of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.  Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of an officer of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed this 28th day of July, 2023, in its name and on its behalf by its Chief Financial Officer and Corporate Secretary, pursuant to Section 103 of the General Corporation Law of the State of Delaware.